EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of May 29, 2009, to the Credit Agreement, dated as of February 28, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among  SOLUTIA INC., a Delaware corporation (the “U.S. Borrower”); SOLUTIA EUROPE SPRL/BVBA, a private limited liability company incorporated under Belgian law with registered office Chaussée de Boondael 6, 1050 Bruxelles, registered with the Crossroads Bank for Enterprises under number 0460.474.440, Commercial Court of Brussels (formerly known as Solutia Europe SA/NV, a limited liability company) (“Solutia Europe”); FLEXSYS SA/NV, a Belgian limited liability company (“société anonyme” / “naamloze vennootschap”), having its registered office at Boondaalsesteenweg 6, 1050 Brussels, Belgium and registered with the Legal Entities Register (RPM/RPR Brussels) under enterprise number 454.045.419 (together with Solutia Europe, the “European Borrowers”, and each, a “European Borrower”; the European Borrowers, together with the U.S. Borrower, are the “Borrowers” and each, a “Borrower”); each of the Lenders; CITIBANK, N.A. (“Citibank”), as administrative agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (together with its successors in such capacity, the “Collateral Agent”) and as Issuer (the "Issuer"); CITIBANK INTERNATIONAL PLC, as collateral agent for the European Secured Parties and the other parties party thereto.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

A. Solutia has entered into an agreement to sell the nylon business of Solutia (the “Nylon Business”).

B. The Issuer has Issued certain Letters of Credit under the Credit Agreement to support the Nylon Business.

C. The U.S. Borrower has requested that the Requisite Lenders amend certain provisions of the Credit Agreement to provide that the Letter of Credit Obligations with respect to the cash collateralized Letters of Credit issued to support the Nylon Business not reduce the amount of the U.S. Revolving Credit Facility available to the Borrower (except as otherwise provided herein).

D. The parties hereto have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a) Amendments to Section 1.01 – Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of the following terms as they appear in the Credit Agreement in effect prior to the date hereof, and adding the following definitions to Section 1.01, which shall be inserted in the proper alphabetical order.

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Credit Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment,” less such Revolving Credit Lender’s Ratable Portion of the Backstopped L/C Obligations, if any, on any date of determination (which reduction shall only be effective so long as any Backstopped Letter of Credit remains outstanding), as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement.  The aggregate Revolving Credit Commitments on the Effective Date shall be $450.0 million.

“U.S. Revolving Credit Outstandings” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of its U.S. Revolving Credit Loans and its Ratable Portion of Letter of Credit Obligations (other than the Backstopped L/C Obligations) and the U.S. Swing Obligations at such time.

(b) Amendments to Section 1.01 – Defined Terms. Section 1.01 of the Credit Agreement is hereby further amended by adding the following definitions to Section 1.01, which shall be inserted in the proper alphabetical order.

“Backstopped L/C Obligations” means all Letter of Credit Obligations with respect to Backstopped Letters of Credit

“Backstopped Letters of Credit” means, at any time, the Letters of Credit described on Schedule 1.01(m) to the extent that the same are then cash collateralized in an amount equal to 103% of the undrawn face amount thereof at such time on terms, and pursuant to documentation, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(c) Additional Amendment to Credit Agreement.  The Credit Agreement is hereby further amended by adding a new Schedule 1.01(m) thereto in the form set forth on Annex A to this Amendment:

2. Effectiveness of this Amendment.  This Amendment shall become effective on and as of the date (the “First Amendment Effective Date”) on which all of the following conditions precedent have been satisfied:

(a) Amendment.  The Administrative Agent shall have received

(i) this Amendment duly executed and delivered by the Borrowers;

(ii) an officer’s certificate signed on behalf of the U.S. Borrower by a Financial Officer of the U.S. Borrower, certifying (A) that the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct (or true and correct in all material respects if not otherwise qualified by materiality or by a Material Adverse Effect) with the same effect as if made on the First Amendment Effective Date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects if not otherwise qualified by materiality or by a Material Adverse Effect) as of such earlier date), (B) the representations and warranties of Borrowers set forth in Section 3 herein are true and correct on the First Amendment Effective Date and (C) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date; and

(iii) the attached Acknowledgement executed by Subsidiary Guarantors.

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(b) Representations and Warranties; No Default.  (i) The representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct (or true and correct in all material respects if not otherwise qualified by materiality or by a Material Adverse Effect) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects if not otherwise qualified by materiality or by a Material Adverse Effect) as of such earlier date) and (ii) no Default has occurred and is continuing;

(c) Costs and Expenses.  The Administrative Agent shall have received payment of all fees and, to the extent invoiced at least two (2) Business Days prior to the Effective Date, expenses due in connection with this Amendment; and

(d) Lender Consent. The Administrative Agent shall have received executed letters with respect to this Amendment substantially in the form attached hereto as Annex B (a “Lender Consent Letter”) from the Requisite Lenders.

3. Representations and Warranties.  The Borrowers represent and warrant as follows:

(a) Authority.  Each Borrower and each Subsidiary Guarantor has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and the attached Acknowledgement, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by such Person of this Amendment and Acknowledgement have been duly approved by all necessary corporate or other organizational action and no other corporate or other organizational proceedings are necessary to consummate such transactions.

(b) Enforceability.  This Amendment has been duly executed and delivered by each Borrower.  This Amendment and the Credit Agreement (as amended or modified hereby) are the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(c) No Conflict.  The execution, delivery and performance of this Amendment by the Borrowers do not (i) contravene any applicable provision of any material applicable law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Person pursuant to, (A) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or (B) any other material contractual obligation, in the case of either clause (i) and (ii) to which such Person is a party or by which it or any of its property or assets is bound, (iii) violate any provision of the Organizational Documents of such Person, except with respect to any conflict, breach or contravention or default referred to in clauses (ii)(A) or (ii)(B), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect or (iv) subject to the effectiveness of this Amendment, conflict with or violate any provision of the Credit Agreement, the Loan Documents, the Term Loan Credit Agreement or the Term Loan Documents.

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(d) No Default.  No event has occurred and is continuing that constitutes a Default or an Event of Default.

4. Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5. Counterparts.

(a) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart of this Amendment.

(b) The execution and delivery of a Lender Consent Letter with respect to this Amendment by any Lender shall be binding upon each of its successors and assigns and binding in respect of all of its Revolving Credit Commitments and Loans, including any Revolving Credit Commitments or Loans acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agents and the other Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Agent or any other Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

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7. Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

8. Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

[signature pages follow]

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SOLUTIA INC.,

as U.S. Borrower

By:  /s/ James M. Sullivan
Name:  James M. Sullivan
Title:  Executive Vice President, Chief Financial Officer and Treasurer

S-1

SOLUTIA EUROPE SPRL/BVBA,

as a European Borrower

By:  /s/ Kristel Deroover
Name:  Kristel Deroover
Title:  Manager/Director

By:  /s/ Jan Derycke
Name:  Jan Derycke
Title:  Manager

S-2

FLEXSYS NV,

as a European Borrower

By:  /s/ Kristel Deroover
Name:  Kristel Deroover
Title:  Director

By:  /s/ Jan Derycke
Name:  Jan Derycke
Title:  Director

Signature Page to First Amendment to Credit Agreement

CITIBANK, N.A.,
as Administrative Agent and Issuer

By:   /s/ David Jaffe
Name:  David Jaffe
Title:  Director/Vice President
Signature Page to First Amendment to Credit Agreement

Signature Page to First Amendment to Credit Agreement